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                                                                   EXHIBIT 99.2

                CFO CERTIFICATIONS REQUIRED UNDER SECTION 906 OF
                           SARBANES-OXLEY ACT OF 2002

         In connection the Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 ("Report"), the undersigned certifies that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the period ended, December 31, 2002.



Date: January 23, 2003        By: /s/ Marti J. Warren
      ----------------        Marti J. Warren
                              Chief Financial Officer